As filed with the Securities and Exchange Commission on July 23, 2025.
Registration No. 333-277900

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
ON FORM S-8
TO FORM S-1 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GE Vernova Inc.
(Exact name of registrant as specified in its charter)

Delaware	92-2646542
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

58 Charles Street Cambridge, Massachusetts	02141
(Address of principal executive offices)	(Zip Code)
GE Vernova Retirement Savings Plan
(Full title of the plan)
Richmond Glasgow
Vice President, Chief Corporate Counsel & Secretary
GE Vernova Inc.
58 Charles Street
Cambridge, Massachusetts 02141
617-674-7555
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Jeffrey A. Brill, Esq.
Raquel Fox, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
(212) 735-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
GE Vernova Inc. (the “Company”) hereby amends its Registration Statement on Form S-1 (Registration No. 333-277900) filed with the Securities and Exchange Commission (the “Commission”) on March 13, 2024, as amended by Amendment No. 1 filed on May 6, 2024, which the Commission declared effective on May 23, 2024, by filing this Post-Effective Amendment No. 1 on Form S-8 (the “Post-Effective Amendment No. 1”), relating to up to 12,500,000 shares of common stock to be issued pursuant to investments by eligible participants in the GE Vernova Stock Fund under the GE Vernova Retirement Savings Plan (the “Plan”), as well as a corresponding number of plan interests to be offered and sold under the Plan.
The Company filed its Registration Statement on Form S-1 at a time when the Company believed it was not eligible to use a registration statement on Form S-8 to register an investment by all potential participants in the Plan. As of the date of this filing, the Company now believes it is eligible to use a registration statement on Form S-8 for all potential participants in the Plan and has opted to file this Post-Effective Amendment No. 1 on Form S-8. The purpose of this filing is to continue the registration of those 12,500,000 shares and corresponding plan interests previously registered on the Registration Statement on Form S-1, and this filing does not register any additional shares or corresponding plan interests. All applicable registration fees were paid at the time of the original filing of the Form S-1.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the GE Vernova Retirement Savings Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission but constitute, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Form S-8, a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Item 2. Registrant Information and Employee Plan Annual Information.
The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated) and any other documents required to be delivered pursuant to Rule 428(b) under the Securities Act. Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to the Secretary of the Company at the address and telephone number on the cover of this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents filed with the Commission by the Company are incorporated by reference in this Registration Statement:
1.The Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on February 6, 2025;
2.The Plan’s Annual Report on Form 11-K for the year ended December 31, 2024, filed with the Commission on June 24, 2025;
3.The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on April 23, 2025;
4.The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the Commission on July 23, 2025;
5.The Company’s Current Report on Form 8-K filed on May 16, 2025; and
6.The description of the Company’s common stock filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on February 6, 2025, including any amendment or report filed with the SEC for the purpose of updating such description.
All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items) and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
Not Applicable.
Item 5. Interests of Named Experts and Counsel
Not Applicable.
Item 6. Indemnification of Directors and Officers
Delaware law authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties as directors or officers, as applicable, and the Company’s certificate of incorporation includes such an exculpation provision. The Company’s bylaws include provisions that indemnify, to the fullest extent allowable under the Delaware General Corporation Law (“DGCL”), the personal liability of directors or officers for monetary damages for actions taken as a director or officer of the Company, or for serving at the Company’s request as a director, officer, employee, or agent at another corporation or enterprise, as the case may be. The Company’s bylaws also provide that the Company must indemnify and advance expenses to the Company’s directors, officers, and employees, subject to the Company’s receipt of an undertaking from the indemnified party as may be required under the DGCL.
The limitation of liability and indemnification provisions included in the Company’s certificate of incorporation and bylaws, respectively, may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against the Company’s directors and officers, even though such an action, if successful, might otherwise benefit the Company and the Company’s stockholders. However, these provisions will not limit or eliminate the Company’s rights, or those of any stockholder, to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws. In addition, in a class action or direct suit, the Company may have to pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Reference is made to Item 9 for the Company’s undertakings with respect to indemnification for liabilities arising under the Securities Act.
The Company currently maintains insurance policies which, within the limits and subject to the terms and conditions thereof, cover certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of the Company.
The Company has entered into an indemnification agreement with each of the Company’s directors that provides, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to the Company or on the Company’s behalf.
Item 7. Exemption from Registration Claimed
Not Applicable.
Item 8. Exhibits

Exhibit No.	Exhibit Document

3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 2, 2024).

3.2	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on April 2, 2024).

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-1/A filed on May 6, 2024).

5.2*	ERISA Qualification Undertaking.

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm, relating to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm, relating to the Plan’s Annual Report on Form 11-K for the year ended December 31, 2024.

23.3	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

*	Filed herewith.

Item 9. Undertakings
The Company hereby undertakes:

(a)	(1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that, paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b)	The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, GE Vernova Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts, on July 23, 2025.

GE VERNOVA INC.

By:	/s/ Richmond Glasgow
Name: Richmond Glasgow
Title: Vice President, Chief Corporate Counsel and Secretary
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on July 23, 2025, by the following persons in the capacities indicated.

Signature	Title

/s/ Scott Strazik	Chief Executive Officer, President, and Director (Principal Executive Officer)
Scott Strazik

/s/ Kenneth Parks	Chief Financial Officer (Principal Financial Officer)
Kenneth Parks

/s/ Matthew Potvin	Chief Accounting Officer (Principal Accounting Officer)
Matthew Potvin

*	Director
Nicholas Akins

*	Director
Stephen Angel

*	Director
Arnold Donald

*	Director
Matthew Harris

Director
Martina Hund-Mejean

*	Director
Jesus Malave

*	Director
Paula Rosput Reynolds

*	Director
Kim Rucker

*By:	/s/ Richmond Glasgow
Name: Richmond Glasgow
Title: Attorney-in-Fact

Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts, on July 23, 2025.

GE Vernova Retirement Savings Plan

By:	/s/ Matthew J. Potvin
Name: Matthew J. Potvin
Title: Vice President, Chief Accounting Officer and Controller, GE Vernova Inc.